Exhibit 99.1

July 8, 2026 Dear Stockholder: StratCap Digital Infrastructure REIT, Inc. (the “Company”, “we”, “our” or “us”) is pleased to report that during the second quarter, portfolio operating performance continued to track broadly in line with management’s expectations. With the Company’s transition from monthly to quarterly valuations, we currently are determining the Company’s Net Asset Value per share as of June 30, 2026. Once approved by our Board of Directors (the “Board”), we will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) and post to our website at www.digitalinfrastructurereit.com. As described in the first quarter letter to stockholders and in our Current Report on Form 8-K filed with the SEC on April 30, 2026, the Board determined to initiate a formal process to evaluate and pursue strategic alternatives for the Company with the objective of maximizing stockholder value (the “Strategic Alternatives Review Process”). The Board directed and authorized the Company to engage an independent third-party financial advisor to assist the Board with the Strategic Alternatives Review Process. The Strategic Alternatives Review Process is progressing, but the Board has not determined to pursue any specific strategic alternative at this time. In light of the above, the Board has not authorized distributions for the third quarter of 2026, and the Share Repurchase Program remains suspended, except for death and qualifying disabilities. The Board will continue to evaluate such suspensions on a periodic basis. If you have questions, please contact your financial representative. This letter will be filed as an exhibit to a Current Report on Form 8-K with the SEC. We encourage you to review the full Form 8-K and the Company’s other filings with the SEC, which are available free of charge at the SEC’s website at www.sec.gov and on our website. Our sponsor continues to be the Company’s largest stockholder and reiterates its close alignment with you. We will keep you informed as we proceed through this important period. Thank you for your continued trust in us. Sincerely, Jim Condon President and Chairman of the Board StratCap Digital Infrastructure REIT, Inc. INVESTOR UPDATE Q2 2026

Important Notice Regarding Forward-Looking Statements This letter contains “forward-looking statements” within the meaning of the federal securities laws. These statements include, among other things, statements regarding the Company’s evaluation of potential strategic alternatives, the suspension of the share repurchase program, the timing and amount of any future distributions, and other future events or developments. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in the forward-looking statements due to factors including, but not limited to, those described in the Company’s filings with the SEC from time to time. There can be no assurance that the Board’s review of strategic alternatives will result in any particular transaction or other outcome, that any transaction will be consummated on favorable terms, within expected time frames, or at all, or as to the timing or amount of any distributions or returns of capital to stockholders. Following completion of its review of strategic alternatives, the Board may determine that no transaction is in the best interest of the Company and that the Company should continue to operate on a standalone basis. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this letter. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this letter, except as required by law. This letter does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute a solicitation of a proxy, consent or authorization with respect to any securities of the Company. 7/26 DIR0263